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                                                                    Exhibit 10.4

                             CONTRIBUTION AGREEMENT

    THIS AGREEMENT made as of the third day of December, 2003.

BETWEEN:

LIONS GATE ENTERTAINMENT INC.

(hereinafter referred to as the "Issuer")

                                                               OF THE FIRST PART

LIONS GATE ENTERTAINMENT CORP.

(hereinafter referred to as the "Parent")

                                                              OF THE SECOND PART

WHEREAS pursuant to an offering circular dated November 28, 2003 (the "Offering Circular") the Issuer intends to sell up to US$60,000,000 convertible senior subordinated notes due 2010 (the "Notes");

AND WHEREAS the Parent has agreed to fully and unconditionally guarantee certain of the obligations of the Issuer under the Notes;

AND WHEREAS the initial and future holders of the Notes ("Holders") have been granted certain rights to require the Issuer to convert the Notes into fully-paid, non-assessable common shares ("Shares") of the Parent at a conversion rate of 185.0944 per US$1,000 principal amount of Notes, subject to certain adjustments and with special arrangements for fractional Shares as more particularly set forth in the Offering Circular (the "Conversion Obligation");

AND WHEREAS the purpose of this Agreement is to make appropriate provisions and to establish a procedure whereby the Parent will take certain actions and make certain payments and deliveries necessary to ensure that the Issuer will be able to deliver or cause to be delivered the Shares and pay cash in lieu of fractional Shares in satisfaction of the obligations of the Issuer under the Conversion Obligation;

NOW THEREFORE in consideration of the respective covenants and agreements provided in this agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

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                                   ARTICLE I
                         DEFINITIONS AND INTERPRETATION

1.1 DEFINED TERMS. Each term denoted herein by initial capital letters and not otherwise defined herein shall have meaning ascribed thereto in the Offering Circular, unless the context requires otherwise.

1.2 INTERPRETATION NOT AFFECTED BY HEADINGS, ETC. The division of this agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction on interpretation of this agreement.

1.3 NUMBER, GENDER, ETC. Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

                                   ARTICLE 2
                  COVENANTS OF THE PARENT AND THE CORPORATION

2.1 FUNDING OF THE ISSUER. If any Holder gives notice of its intention to convert any Notes held by it into Shares, the Issuer will immediately notify the Parent thereof and the Parent will contribute to the Issuer as common share equity such amount (the "Contribution") as will enable the Issuer to obtain sufficient Shares from the Parent to satisfy the Conversion Obligation or, if requested by the Issuer, to pay cash in lieu of fractional Shares. On making the Contribution, the Parent may elect at its option to either receive additional common shares of the Issuer or to allocate the Contribution to the stated capital account of the previously issued common shares of the Issuer.

2.2 SUBSCRIPTIONS. The Issuer will, forthwith upon receipt of the Contribution and without any further act or formality, subscribe for such number of Shares (other than fractional Shares) as is required to fulfill the Conversion Obligation. Upon receipt of the subscription the Parent agrees to issue, without any further act or formality, the Shares in accordance with Section 2.4.

2.3 RESERVATION OF PARENT COMMON SHARES. The Parent hereby represents, warrants and covenants that it will at all times keep available such number of Shares (or other shares or securities into which the Shares may be reclassified or changed as contemplated by Section 3.2 hereof) as is equal to the sum of the number of Shares issuable upon the exercise of all rights to acquire Shares outstanding from time to time pursuant to the Notes.

2.4 DELIVERY OF SHARES. Upon notice from the Issuer of any event which requires the Issuer to cause to be delivered Shares to any Holder, the Parent shall deliver the requisite Shares to or to the order of the Holder of the surrendered Notes, as the Issuer shall direct. All such Shares shall be delivered immediately after they are issued and all Shares shall be

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          duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim.

     2.5 PAYMENT IN LIEU OF FRACTIONAL SHARES. The Parent shall not be required to issue fractional Shares for delivery to any Holder and instead Parent shall, if requested by the Issuer, contribute cash to the Issuer in lieu of fractional shares as contemplated in Section 2.1 hereof. Issuer agrees to pay cash in lieu of fractional shares to any Holder so entitled at the same time as such Holder receives Shares pursuant to the Conversion Obligation.

                                   ARTICLE 3
                                    GENERAL

     3.1 TERM. This agreement shall come into force and be effective upon the issue by the Corporation of the Notes and shall terminate and be of no further force and effect at such time as no Notes are held by any party.

     3.2 CHANGES IN CAPITAL OF PARENT. At all times after the occurrence of any event, including, but not limited to Share consolidation or sub-division, whereby the Shares are in any way changed, this agreement shall forthwith be deemed amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which the Shares are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

     3.3 SEVERABILITY. If any provision of this agreement is held invalid, such invalidity shall not affect the other provisions hereof which can be given effect without the invalid provision, and to this end the provisions of this agreement are intended to be and shall be deemed severable.

     3.4 AMENDMENTS, MODIFICATIONS, ETC. This agreement may not be amended or modified except by an agreement in writing executed by the Issuer and the Parent.

     3.5 ENUREMENT. This agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

     3.6 NOTICES AND PARTIES. All notices and other communications between the parties shall be in writing and shall be deemed to have been given if delivered personally or by confirmed facsimile transmission to the parties at the following addresses (or at such other address for either such party as shall be specified in like notice):

          (a)  if to Parent at:

               Suite 3123, Three Bentall Centre
               595 Burrard Street
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          Vancouver, B.C.
          V7X 1J1

          Fax: (604) 609-6149
     (b)  if to the Issuer at:

          4553 Glencoe Avenue
          Suite 200
          Marina del Rey
          California 90292

          Fax: (310) 452-8934



     Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by facsimile transmission shall be deemed to have been given and received on the date of confirmed receipt thereof unless such day is not a business day in which case it shall be deemed to have been given and received upon the immediately following business day.

4.1 COUNTERPARTS. This agreement may be executed in counterparts, each of which shall be deemed an original, and both of which taken together shall continue one and the same instrument.

4.2 JURISDICTION. This agreement shall be governed by and construed and enforced in accordance with the laws of British Columbia and the laws of Canada applicable therein.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                        LIONS GATE ENTERTAINMENT INC.

                                        BY: /s/ [illegible]
                                           --------------------------------

                                        LIONS GATE ENTERTAINMENT CORP.

                                        BY: /s/ [illegible]
                                           --------------------------------